Exhibit 10.4

ZAYO GROUP HOLDINGS, INC.
GRANT NOTICE FOR 2014 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD
(Part B Awards)

FOR GOOD AND VALUABLE CONSIDERATION, Zayo Group Holdings, Inc. (the “Company”), hereby grants to Participant named below the number of restricted stock units specified below (the “Award”).  Each restricted stock unit represents the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the Zayo Group Holdings, Inc. 2014 Stock Incentive Plan, as amended (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:
Grant Date:
Target number of restricted stock units:
Performance Period:	to
Beginning Price:
Performance Metric:	Up to % of the target number of restricted stock units (1 RSU = Common Stock) may be earned based upon stock price performance as set forth on Appendix A to this Grant Notice
Vesting Schedule:	Earned restricted stock units will vest on the last day of the Performance Period (the “Vesting Date”), subject to continued employment through the Vesting Date

Participant must accept and electronically sign this Grant Notice by the date that is 90 days following the Grant Date as written above or the Award will be forfeited and cancelled on that date without payment of any additional consideration and without further action by Participant or Company.

In addition, by accepting this Grant Notice, Participant irrevocably agrees to elect to fund the payment of withholding taxes in connection with the Award by means of a “sell-to-cover” election through the Participant’s account with Fidelity Investments and to cause such election to remain in effect through each Vesting Date.  In the event that the Participant does not have a valid “sell to cover” election in effect on any Vesting Date, the entire Award scheduled to vest on such Vesting Date will not vest and will be forfeited and cancelled on that date without payment of any additional consideration and without further action by Participant or Company.

Exhibit 10.4

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

ZAYO GROUP HOLDINGS, INC.
Participant Signature
By
Title:

Exhibit 10.4

APPENDIX A
to
ZAYO GROUP HOLDINGS, INC.
GRANT NOTICE FOR 2014 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD
(Part B Awards)

The number of restricted stock units earned, if any, will be determined following the end of the Performance Period based on the Company’s stock price performance over the Performance Period.

The following table sets forth the number of restricted stock units, expressed as a percentage of the target number of restricted stock units set forth in the Grant Notice, earned by the Participant based upon the Company’s stock price performance over the Performance Period (calculated in the manner set forth below):

Stock Price Performance Range	Payout % of Target at Top of Range	Average % Increase In Payout Within Range
% to %	%	%
% to %	%	%
% to %	%	%
% to %	%	%
% to %	%	%

Examples: The payout percentage increases on average by    % for every    % increase in stock price performance above   % and up to   %.  The payout percentage increases on average by   % for every 1% increase in stock price performance above   % and up to   %.  There is no payout under the Award if stock price performance is below   %.

In addition, should the Company’s stock price performance over the Performance Period exceed    %, then the payout percentage shall be    % multiplied by the Beginning Price multiplied by   , then divided by the Ending Price.

Note that the above payout percentages reflect (and are therefore net of) the benefit of the Company’s stock appreciation over the Performance Period.

For purposes of this Award and the table above, “stock price performance” shall be calculated as the percentage increase in the Company’s stock price from the beginning to the end of the Performance Period, adjusted for dividends paid during the Performance Period (assuming such dividends are reinvested in the Common Stock on the dividend payment date).  For purposes of this calculation, the Company’s stock price at the beginning of the Performance Period shall be the average closing price of the Company’s common stock over the ten (10) trading day period ending on the trading day immediately preceding the first day of the Performance Period (the “Beginning Price”), and the Company’s stock price at the end of the Performance Period shall be

Exhibit 10.4

the average closing price of the Common Stock over the ten (10) trading day period ending on the last trading day of the Performance Period (the “Ending Price”).

To the extent consistent with Section 14 of the Plan, the Committee shall have the authority to make equitable adjustments in performance criteria set forth above (and/or the other terms and conditions of the Award) in the event of any acquisitions, divestures, spin-offs or other corporate restructurings that affect the Company.

Exhibit 10.4

ZAYO GROUP HOLDINGS, INC.

STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS

(Part B Awards)

These Standard Terms and Conditions apply to the Award of restricted stock units granted pursuant to the Zayo Group Holdings, Inc. 2014 Stock Incentive Plan, as amended (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions and are designated as “Part B Awards”.  In addition to these Standard Terms and Conditions, the restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1. TERMS OF RESTRICTED STOCK UNITS

Zayo Group Holdings, Inc. (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of restricted stock units (the “Award” or the “Restricted Stock Units”) with each Restricted Stock Unit representing the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”) specified in the Grant Notice.  The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time.  For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2. EARNED RESTRICTED STOCK UNITS

The number of Restricted Stock Units earned under the Award shall be determined according to the Grant Notice and Appendix A attached thereto.

3. VESTING AND FORFEITURE OF RESTRICTED STOCK UNITS

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions.  After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of earned Restricted Stock Units as determined pursuant to the Grant Notice and Appendix A attached thereto and certified by the Committee.  Earned Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.”

Notwithstanding anything contained in these Standard Terms and Conditions to the contrary and unless otherwise determined by the Company, upon a Participant’s Termination of Employment prior to the Vesting Date set forth in the Grant Notice for any reason, the Award and all of the Restricted Stock Units subject thereto shall be forfeited and canceled as of the date of such Termination of Employment.

Exhibit 10.4

4. SETTLEMENT OF RESTRICTED STOCK UNITS

Each Vested RSU will be settled by the delivery of one share of Common Stock (subject to adjustment under Section 14 of the Plan) to the Participant or, in the event of the Participant’s death, to the Participant’s estate, heir or beneficiary, promptly following the Vesting Date (but in no event later than 30 days following the Vesting Date); provided that the Participant has satisfied all of the tax withholding obligations described in Section 6 below, and that the Participant has completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the shares of Common Stock.  The date upon which shares of Common Stock are to be issued under this Section 3 is referred to as the “Settlement Date.”  The issuance of the shares of Common Stock hereunder may be effected by the issuance of a stock certificate, recording shares on the stock records of the Company or by crediting shares in an account established on the Participant’s behalf with a brokerage firm or other custodian, in each case as determined by the Company.  Fractional shares will not be issued pursuant to the Award.

Notwithstanding the above, (i) the Company shall not be obligated to deliver any shares of the Common Stock during any period when the Company determines that the delivery of shares hereunder would violate any federal, state or other applicable laws, (ii) the Company may issue shares of Common Stock hereunder subject to any restrictive legends that, as determined by the Company’s counsel, are necessary to comply with securities or other regulatory requirements, and (iii) the date on which shares are issued hereunder may include a delay (which delay shall in no event extend beyond 30 days following the Vesting Date) in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.

5. RIGHTS AS STOCKHOLDER

Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

6. RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested RSUs, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

7. TAX WITHHOLDING

The Company has the right to deduct or otherwise effect a withholding of the amount of any taxes (including, but not limited to, any FICA, FUTA, and similar taxes) required by federal, state, local or foreign laws to be withheld or otherwise deducted and paid with respect to the

Exhibit 10.4

grant, vesting or settlement of the Restricted Stock Units; or, in lieu of such withholding, to require that the Grantee pay to the Company in cash (or, at the sole discretion of the Committee, in the form of shares of Common Stock or net settlement of the Award) the amount of any taxes required to be withheld or otherwise deducted and paid by the Company or any Subsidiary in connection with the grant, vesting or settlement of the Restricted Stock Units.  Unless the tax withholding obligations of the Company or any affiliate are satisfied, the Company will have no obligation to issue a certificate for any of the shares of Common Stock otherwise issuable pursuant to the Award (whether vested or unvested).

8. NON-SOLICIT

The Participant hereby agrees that during Participant’s service with the Company and for a period of one year after Participant’s Termination of Employment (the “Restricted Period”), Participant will not (a) induce any customer or supplier of the Company or a Subsidiary or Affiliate, with which the Company or a Subsidiary or Affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any Subsidiary or Affiliate, or (b) induce, or attempt to influence, any employee of or service provider to the Company or a Subsidiary or Affiliate to terminate such employment or service, or (c) interfere with or harm, or attempt to interfere with or harm, the relationship of the Company or any Subsidiary or Affiliate with any person who at any time was a customer or supplier of the Company or any Subsidiary or Affiliate or otherwise had a business relationship with the Company or any Subsidiary or Affiliate or hire, solicit for hire or cause to be hired, either as an employee, contractor or consultant, any person who is currently employed, or was employed at any time during the six-month period prior thereto, as an employee, contractor or consultant of the Company or any Subsidiary or Affiliate.  Notwithstanding the foregoing, this Section 8 shall not apply (i) in any case where the Participant’s Termination of Employment by the Company was not for Cause or (ii) at any time after expiration of the Restricted Period.  For avoidance of doubt, this Section 8 will apply in any case where the Participant voluntarily terminates service with the Company or where the Participant experiences a Termination of Employment with Cause.  In the event that Participant violates the terms of this Section 8, upon written demand of the Company, the Participant shall be obligated to disgorge to the Company the number of shares of Common Stock, or the cash value equivalent thereto (based upon the market value thereof on the applicable vesting date(s)), which vested during the twelve (12) months prior to Participant’s Termination of Employment.

9. WAIVER OF CLAIMS

By executing the Grant Notice, Participant hereby releases and discharges Company, its directors, officers, employees, agents or successors of and from any demands or claims, of whatever kind or nature, whether known or unknown, arising out of Participant’s employment or other service with Company, including, but not limited to, claims of breach of express or implied contract, promissory estoppel, detrimental reliance, infliction of emotional distress, harassment and/or hostile work environment, claims under the Employee Retirement Income Security Act of 1974 or the Family and Medical Leave Act of 1993, the WARN Act, or claims of discrimination under the Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act of 1990, the

Exhibit 10.4

Sarbanes Oxley Act of 2002, the Internal Revenue Code, New York Anti-Discrimination Act, or any other local, state or federal law or regulation, as of the Grant Date.
10. NON-TRANSFERABILITY OF AWARD AND SHARES

The Participant understands, acknowledges and agrees that, except as otherwise provided in the Plan or as permitted by the Committee, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution.

In addition, unless otherwise determined by the Committee, the Participant shall not be permitted, for a period of one year following the Vesting Date, to sell, assign, transfer, pledge or otherwise directly or indirectly encumber or dispose of, other than by will or the laws of descent and distribution, any of the shares of Common Stock issued to the Participant hereunder (net of any shares withheld or disposed of to fund withholding taxes), if any, upon vesting and settlement of the Award pursuant to Section 3 and 4 hereof.

If Participant, within a period of one year following the Vesting Date, sells, assigns, transfers, pledges or otherwise directly or indirectly encumbers or disposes of, other than by will or the laws of descent and distribution, any of the shares of the Common Stock issued to the Participant under this Award Agreement (net of any shares withheld or disposed of to fund withheld taxes), the Company may, at its sole discretion, obtain any remedy as it may see fit, including, but not limited to, refusing to issuing any Common Stock to Participant on or after the date of the breach of this Award Agreement.

11. OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award.  Any prior agreements, commitments or negotiations concerning the Award are superseded.

12.	LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award.  Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

13.	SECTION 409A

Notwithstanding any other provision of the Plan or these Standard Terms and Conditions, this Award is not intended to provide for a deferral of compensation within the meaning of Section

Exhibit 10.4

409A of the Code and is intended to qualify for as a “short-term deferral” under Section 409A of the Code, and these Standard Terms and Conditions shall be construed or deemed to be amended as necessary to effect such intent.  Under no circumstances, however, shall the Company have any liability under the Plan or these Standard Terms and Conditions for any taxes, penalties or interest due on amounts paid or payable pursuant to the Plan or these Standard Terms and Conditions, including any taxes, penalties or interest imposed under Section 409A of the Code.

14. GENERAL
(a)

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b)

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

(c)	These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(d)	These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
(e)

In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control.  In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.

(f)	All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
15. ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.

Exhibit 10.4

ZAYO GROUP HOLDINGS, INC.

2014 STOCK INCENTIVE PLAN

SUMMARY

PART B RSU PLAN

The Compensation Committee (the “Committee”) of the Board of Directors of Zayo Group Holdings, Inc. (the “Company”) has adopted a Performance Compensation Incentive Program (the “PCIP”) that will provide for the quarterly grant equity awards in the form of restricted stock units (“RSUs”) based upon Company and individual performance.

You have been selected to participate in Part B of the PCIP, which is directed toward members of the Company’s senior management group.  The following is a summary of the terms and conditions of your participation in Part B of the PCIP.

Please note that your participation in the PCIP and the grant of awards to you under the PCIP does not constitute an employment contract, express or implied, nor impose upon the Company any obligation to employ or continue to employ you.  Nothing herein shall interfere with or limit in any way the right of the Company to terminate your employment at any time or for any reason not prohibited by law.  In addition, please note that the Company may amend, suspend or discontinue the PCIP and/or your participation in any part of the PCIP at any time; provided that such amendment, suspension or termination will not affect your rights with respect to any outstanding awards previously granted to you under the PCIP without your consent.

Quarterly Grants

During your participation in Part B of the PCIP, you will eligible to receive awards on a quarterly basis, subject to being employed and in good standing on the first day of the Measurement Period (as defined below) and remain so through the RSU grant date for such Measurement Period.

The aggregate target and maximum value of awards available on a quarterly basis to Part B participants under the under Part B of the PCIP shall be determined by the Committee in its sole discretion.  Part B participants – and each participant’s percentage participation in the quarterly target value – shall also be determined by the Committee in its sole discretion based upon any factors it deems relevant.  Awards under Part B of the PCIP will then be communicated to participants.  The first awards under Part B of the PCIP are anticipated to be granted immediately following the consummation of the Company’s initial public offering.  Note that an employee’s participation and percentage participation in any quarterly award is not a guarantee of future quarterly awards.

Structure of Part B Awards

Awards under Part B of the PCIP will be payable solely in the form of RSUs.  RSUs awarded pursuant to Part B of the PCIP will be granted pursuant to the Stock Plan and a form of Restricted Stock Unit award agreement adopted under the Stock Plan to evidence the grant of RSUs awarded under Part B of the PCIP and included as Exhibit B hereto.

Exhibit 10.4

As set forth in more detail in the Restricted Stock Unit award agreement, RSUs granted in respect of Part B of the PCIP will vest (if at all), subject to continued employment with the Company and Company stock price performance, on the last day of the fourth full fiscal quarter ending after the grant date of the RSU (such four fiscal quarter period the “Performance Period”).  For example, an RSU awarded in respect of Part B of the PCIP near the beginning of the fourth quarter of FY 2015, will 100% cliff vest (if at all), subject to continued employment and Company stock price performance, on the last day of the third quarter of FY 2016 (March 31, 2016).

Measurement of Part B Awards

The number of RSUs earned under Part B awards, if any, will be determined following the end of the Performance Period to which such RSUs relate and based on the Company’s stock price performance over the Performance Period.  The following table set forth the payout percentage, expressed as a percentage of the number of RSUs awarded to you, which may be earned by you under Part B of the PCIP based upon the Company’s stock price performance over the Performance Period (calculated in the manner set forth below):

Stock Price Performance Range	Payout % of Target at Top of Range	Average % Increase In Payout Within Range
% to %	%	%
% to %	%	%
% to %	%	%
% to %	%	%
% to %	%	%

Examples: The payout percentage increases on average by    % for every    % increase in stock price performance above   % and up to   %.  The payout percentage increases on average by   % for every 1% increase in stock price performance above   % and up to   %.  There is no payout under the Award if stock price performance is below   %.

In addition, should the Company’s stock price performance over the Performance Period exceed    %, then the payout percentage shall be    % multiplied by the Beginning Price multiplied by   , then divided by the Ending Price.

Note that the above payout percentages reflect (and are therefore net of) the benefit of the Company’s stock appreciation over the Performance Period.

For purposes of the Part B RSUs and the table above, “stock price performance” will be calculated as the percentage increase in the Company’s stock price from the beginning to the end of the Performance Period, adjusted for dividends paid during the Performance Period (assuming such dividends are reinvested in the Common Stock on the dividend payment date).  For purposes of this calculation, the Company’s stock price at the beginning of the Performance Period shall be the average closing price of the Company’s common stock over the ten (10) trading day period ending on the trading day immediately preceding the first day of the

Exhibit 10.4

Performance Period (the “Beginning Price”), and the Company’s stock price at the end of the Performance Period shall be the average closing price of the Common Stock over the ten (10) trading day period ending on the last trading day of the Performance Period (the “Ending Price”).

The actual number of Part B RSUs awarded to you in any quarter will be determined by first looking at the Company’s stock price at the beginning of the applicable Performance Period and projecting what the Company’s stock price would need to be at the end of the Performance Period in order for the Company to have achieved stock price performance of   % (assuming reinvestment of any dividend payments scheduled (as of the date of grant) to be made during the Performance Period).  Your number of awarded Part B RSUs would then equal the target dollar value allocated for your Part B RSU award for the applicable quarter divided by this ending stock price.